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                                               151 Farmington Avenue
                                               Hartford, CT  06156

                                               Julie E. Rockmore
                                               Counsel
                                               Law Division, RE4A
     December 11, 1997                         Investments & Financial Services
                                               (860) 273-4686
                                               Fax: (860) 273-0330

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Aetna Life Insurance and Annuity Company and its Variable
     Annuity Account C
     Post-Effective Amendment No. 15 to Registration Statement on Form N-4 Prospectus Title: AetnaPlus - Group and Individual Deferred
     Variable Annuity Contracts for Tax-Deferred Annuity Plans
     (Section 403(b)) and Defined Contribution Plans (Section 401(a))
     File Nos. 33-75964* and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement as amended to the date hereof and this Post-Effective Amendment No. 15. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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* Pursuant to Rule 429(a) under the Securities Act of 1933, the
  Registrant has included a combined prospectus under this Registration Statement which includes all information that would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-75958, 33-75960 and 33-75994.


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Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore
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    Julie E. Rockmore